Exhibit 99.1

NEWS RELEASE
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Minneapolis, Minnesota 55344 USA

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

April 25, 2006	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports First Quarter 2006 Results

Net sales increased 8% over first quarter 2005.

Minneapolis, MN (April 25, 2006) – Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net sales of $20,110,000 for the first quarter ended March 31, 2006, an increase of 8% over the $18,657,000 reported in the first quarter of 2005. Net income for the quarter was $2,055,000 compared to $2,149,000 in the same period last year. Earnings per diluted share for the first quarter were $0.16 compared to $0.17 in the first quarter of 2005. The impact of the company’s adoption of SFAS 123 (R) Share-Based Payment in the first quarter of 2006 on earnings per share for the quarter was $0.01.

“Fargo has made a solid start to fiscal 2006,” said Gary R. Holland, Fargo’s president and chief executive officer. “The investments we made in our international sales infrastructure in 2005 showed results in the quarter as international sales increased 36% over the first quarter of 2005. We also continued our focus on innovation with the launch of the HDP600 CR100 card printer/encoder, the industry’s only desktop printer able to print full images over the edges on oversized cards. In addition, we introduced the Fargo Software Development Kit, a collection of software development tools that make it easy for most smart card applications to control the necessary encoding functions of Fargo printer/encoders. We believe the outlook for Fargo is positive and we remain optimistic about the future.”

Gross profit margins for the quarter were 44% compared to 43% in the first quarter of 2005. The improvement in gross margins is primarily due to improved contribution from printer/encoders. Operating expenses for the quarter were $6,105,000 compared to $4,923,000 in the first quarter of 2005. The increase is due to the impact of increased headcount added during 2005 in sales and marketing and research and development to drive growth; higher health insurance costs; and the effect of recognizing stock-based compensation in the quarter for the first time.

The effective tax rate for the quarter was 35% compared to 31% in the first quarter of 2005. The company did not recognize any benefit in the quarter for research and experimentation credits as the federal legislation authorizing such credits expired on December 31, 2005, and has not yet been renewed. The 2005 rate benefited from the recognition of research and experimentation credits as well as recognition of prior year credits following resolution of a tax audit in the quarter.

Outlook

Fargo presently anticipates that earnings per diluted share for the second quarter of fiscal 2006 will be in the range of $0.16 to $0.20. This includes an estimated $0.01 per diluted share for the expensing of stock options as required under SFAS No. 123 (R), Share-Based Payment.

Forward-looking Statements

Statements made in this report concerning our expectations about future results or events, are “forward-looking statements”. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” and “forecast” as they relate to us or our management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, and are necessarily subject to risks and uncertainties. Actual results may differ materially from those reflected in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors. These risks and uncertainties include, but are not limited to: product acceptance and customer demand for our card personalization systems and proprietary supplies; actions taken and alternative products marketed by our competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; challenges in successfully implementing a new enterprise resource planning computer system; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network and the reaction of this network to changes in distribution programs; domestic and international regulations and standards; our dependence on international sales and foreign suppliers; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design that could result in manufacturing delays; protecting and enforcing our intellectual property rights; inadequate protection against infringement claims; the costs of implementing and complying with new regulations enacted in various countries requiring the reduction of hazardous substances in electrical and electronic equipment, including the European Union Waste Electrical and Electronic Equipment Directive and Restriction of Hazardous Substances Directive; and adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001 and the resulting hostilities and the war with Iraq. For more detail of the risks, uncertainties and other factors that could affect our future operations and results, see our filings with the Securities and Exchange Commission, particularly the Annual Report on Form 10-K for the year ended December 31, 2005.

The Company assumes no obligation to update the forward-looking statements or any other information contained in this release.

About Fargo

Founded in 1974, Fargo Electronics is a global leader in the development of secure technologies for identity card issuance systems, including secure card printer/encoders, materials and software. The company has sold more than 120,000 systems in the U.S. and over 80 other countries worldwide. Fargo card issuance systems reduce vulnerabilities and potential for loss of time, money and lives by continually improving the security of identity credentials. Fargo provides physical, information, and transaction security for a wide variety of applications and industries, including government, corporate, national IDs, drivers’ licenses, universities, schools and membership. Based in Minneapolis, MN., Fargo markets its products through a global distribution network of professional security integrators. For more information about Fargo, visit www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$37,324	$36,475
Accounts receivable, net	11,150	10,286
Inventories, net	5,968	6,178
Other current assets	643	460
Deferred income taxes	3,423	3,423

Total current assets	58,508	56,822

Equipment and leasehold improvements, net	3,933	3,636

Deferred income taxes	13,769	14,360
Other	17	19

Total assets	$76,227	$74,837

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,682	$6,225
Accrued liabilities	3,316	3,666

Total current liabilities	8,998	9,891

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,791 and 12,784 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	128	128
Additional paid-in capital	152,297	152,069
Accumulated deficit	(85,196)	(87,251)

Total stockholders’ equity	67,229	64,946

Total liabilities and stockholders’ equity	$76,227	$74,837

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Net sales	$20,110	$18,657

Cost of sales	11,211	10,713

Gross profit	8,899	7,944

Operating expenses
Research and development	1,580	1,253
Selling, general and administrative	4,525	3,670

Total operating expenses	6,105	4,923

Operating income	2,794	3,021

Other income (expense)
Interest, net	388	122
Other, net	—	(8)
Total other income	388	114

Income before provision for income taxes	3,182	3,135

Provision for income taxes	1,127	986

Net income	$2,055	$2,149

Net income per common share
Basic earnings per share	$0.16	$0.17
Diluted earnings per share	$0.16	$0.17

Weighted average common shares outstanding
Basic	12,788	12,615
Diluted	13,125	12,971

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Net income	$2,055	$2,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	313	247
Provision for excess and obsolete inventory	25	92
Loss on disposal of equipment	—	8
Deferred income taxes	591	668
Stock-based compensation	149	—
Changes in operating assets and liabilities
Accounts receivable	(864)	1,112
Inventories	185	218
Prepaid expenses and other assets	(183)	(229)
Accounts payable	(931)	(798)
Accrued liabilities	(350)	396

Net cash provided by operating activities	990	3,863

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(220)	(496)

Net cash used in investing activities	(220)	(496)

Cash flows from financing activities:
Proceeds from issuance of common stock	79	237

Net cash provided by financing activities	79	237

Net increase in cash and cash equivalents	849	3,604

Cash and cash equivalents, beginning of period	36,475	23,435

Cash and cash equivalents, end of period	$37,324	$27,039

Significant noncash activities:
Purchases of equipment included in accounts payable	$388	$277

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

(Unaudited)

	Sales by Product Category
	Three Months Ended March 31,
	2006	2005
Secure printers/encoders	$7,397	$6,671
Secure materials	12,713	11,986

Total sales	$20,110	$18,657

	Sales by Geographic Region
	Three Months Ended March 31,
	2006	2005
U.S.	$9,609	$10,927
International	10,501	7,730

Total sales	$20,110	$18,657